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                                United States
                     Securities and Exchange Commission
                           Washington, D.C.  20549
                           -----------------------

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                    SEARS CREDIT ACCOUNT MASTER TRUST II
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Illinois                       0-24776                Not Applicable
        --------                       -------                --------------
(State of organization)        (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)

c/o SRFG, Inc.
3711 Kennett Pike
Greenville, Delaware                                              19807
--------------------                                            ---------
(Address of principal                                           (Zip Code)
executive offices)


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(b) OF THE ACT:


                                                          Name of each exchange
Title of each class                                       on which each class
to be so registered                                       is to be registered
-------------------                                       -------------------
      None                                                       None


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(g) OF THE ACT:


            Series 1998-1 5.80% Class A Master Trust Certificates
            Series 1998-1 6.00% Class B Master Trust Certificates
            -----------------------------------------------------
                              (Title of Class)





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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 23-34 of the Prospectus dated May 18, 1998 (filed pursuant to Rule 424(b) as part of Registration Statement No. 33-97744) and the "Description of the Offered Certificates" on pages S-24 to S-45 of the Prospectus Supplement dated May 19, 1998 (filed pursuant to Rule 424(b) as part of Registration Statement No. 33-97744).

Item 2.  Exhibits
         --------

         Exhibit 4.1       Pooling and Servicing Agreement, dated as of
                           July 31, 1994, as amended, among SRFG, Inc.
                           (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The First National Bank of Chicago as Trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

         Exhibit 4.2 Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears a Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated May 8, 1995).

         Exhibit 4.3 Series 1998-1 Supplement, dated as of June 2, 1998, among Sears as Servicer, SRFG as Seller and the Trustee, including the forms of Investor Certificates (incorporated by reference to Exhibit
                           4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated June 2, 1998).

         Exhibit 99.1 Series 1998-1 Prospectus Supplement dated May 19, 1998 with respect to the 5.80% Class A Master Trust Certificates and the 6.00% Class B Master Trust Certificates



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                                  Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Sears Credit Account Master Trust II
                                           (Registrant)

                                           By: SRFG, Inc.
                                           (Originator of the Trust)


Dated: June 17, 1998                       By: /s/ George F. Slook
                                               ---------------------
                                               George F. Slook
                                               President and CEO



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                                EXHIBIT INDEX
                                -------------

Exhibit No.
-----------
Exhibit 4.1   Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing
              Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as
              Servicer ("Sears") and The First National Bank of Chicago as
              Trustee (the "Trustee") (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form
              8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2 Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears a Servicer and the
              Trustee (incorporated by reference to Sears Credit Account Master
              Trust II's Current Report on Form 8-K dated May 8, 1995).

Exhibit 4.3 Series 1998-1 Supplement, dated as of June 2, 1998, among Sears as Servicer, SRFG as Seller and the Trustee, including the forms of Investor Certificates (incorporated by reference to Exhibit
              4.1 of Sears Credit Account Master Trust II's Current Report on
              Form 8-K dated June 2, 1998).

Exhibit 99.1 Series 1998-1 Prospectus Supplement dated May 19, 1998 with respect to the 5.80% Class A Master Trust Certificates and the
              6.00% Class B Master Trust Certificates

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